                                                                      EXHIBIT 99


                                                                COMPANY CONTACT:
                                                                ----------------
                                                              James R. Eckstaedt
                                                         Chief Financial Officer
                                                              714/753-1222 x3805

FOR IMMEDIATE RELEASE
---------------------

          STATE OF THE ART REPORTS RECORD REVENUES IN FOURTH QUARTER
                             AND FISCAL YEAR 1997


     IRVINE, CALIF., - JANUARY 27, 1998 - State Of The Art, Inc. (Nasdaq:
SOTA), a leading mid-range accounting software provider, today reported record revenues of $21.0 million for the fourth quarter of 1997, and $64.0 million for the fiscal year ended December 31, 1997. Revenue for the fourth quarter of 1997 represents an increase of 35% over the same quarter last fiscal year, which was $15.6 million. For the 1997 fiscal year, State Of The Art realized an increase of 23% over the 1996 fiscal year, which was $52.0 million in revenues.

     Net income for the quarter ended December 31, 1997 was $3.9 million, an increase of 144% over net income for the same quarter last fiscal year, which was $1.6 million. Diluted earnings per share for the quarter were $0.33 compared to $0.14 for the same quarter in the prior year. Net income for the fiscal year ended December 31, 1997 was $6.5 million, an increase of 126% over the 1996 fiscal year net income of $2.9 million. Diluted earnings per share for fiscal year 1997 were $0.56, compared to diluted earnings per share of $0.25 for fiscal year 1996.

     Continued strong demand for SOTA's MAS 90 product line during the fourth quarter, highlighted by popular client/server version MAS 90(R) Client/Server for Windows NT(R), resulted in a 21% increase in sales to $12.3 million over the same period of the prior year. Acuity Financials(TM) enjoyed tremendous growth in the fourth quarter, with revenues of $1.7 million, an increase of 107% over the same period of the prior year. Service revenue was $3.2 million, an increase of 118% over the same period of the prior year.

     "We are delighted with our performance this quarter," said David W. Hanna, president and chief executive officer of State Of The Art. "This has been a record quarter, in our best year ever. We are seeing continued demand across all product lines. In addition, our

                                    - more -
business continues to migrate towards more of a service-based model, an important source of recurring revenues."

QUARTERLY HIGHLIGHTS
--------------------

The following highlights were announced or occurred since SOTA's last earnings release:

     . Acuity Projects began shipping during the fourth quarter. This is the first line of business complement to Acuity's core financial applications and addresses the services sector with a project accounting and time and billing suite.

     . MAS 90 Client/Server for SCO/UNIX began shipping late in the quarter, adding an additional server platform option to this high-performance version of MAS 90(R)

     . Continued strength in BusinessWorks revenue stream following the release of Version 12 in the third quarter.

     . Growth in software maintenance plan participation significantly expanded the percentage of SOTA's customer base receiving support services. Software maintenance plans are now included in every new MAS 90 and Acuity system, and end-users automatically receive maintenance releases to the software, plus access to comprehensive technical support and training services. Deferred revenues for software maintenance have increased to $6.6 million.

     During the quarter, no shares of common stock were purchased under the company's stock repurchase program. The company adopted Statement of Financial Accounting Standards No. 128, which requires the disclosure of basic and diluted earnings per share. The number of outstanding shares and earnings per share in prior periods have been restated.
                                    - more -

ABOUT STATE OF THE ART
----------------------

     State Of The Art is a leader in providing accounting software for small to medium-sized businesses. The company develops and markets Acuity Financials(TM) accounting software, a client/server solution optimized for Microsoft(R) Windows NT(R)/SQL Server(TM) platforms; MAS 90(R) accounting software, which offers a broad range of applications for virtually any type of business; and BusinessWorks(R) accounting software for small and growing businesses.

     Some of the statements above are "forward looking" as defined in the Securities Act of 1933. Some important factors that could cause actual results to differ materially from these statements include individual performance, market demand, product availability, and seasonal buying patterns, and other risk factors detailed in the company's latest SEC Form 10-K and 10-Q.



                                      ###

State of the Art, Acuity Financials, MAS 90, and BusinessWorks are trademarks and registered trademarks of State of the Art, Inc. Microsoft, Windows NT and Microsoft SQL Server are either trademarks or registered trademarks of Microsoft Corporation in the U.S. and/or other countries. All other trademarks and registered trademarks are the property of their respective owners.

                    STATE OF THE ART, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)


                                                  December 31,  December 31,
                                                     1977          1996
                                                  ------------  ------------
                ASSETS
Current assets:
     Cash and cash equivalents...................   $35,407       $22,029
     Short-term investments......................     9,642        15,064
     Accounts receivable, net....................    11,746         5,407
     Inventories.................................       777         1,494
     Prepaid expenses and other current assets...       854         1,289
     Deferred income taxes.......................       471            84
                                                    -------      --------
          Total current assets...................    58,897        45,367
                                                    -------      --------
Property and equipment, net......................     5,106         5,334
Capitalized software development costs, net......       936         1,441
Other assets.....................................     2,685           189
                                                    -------      --------
                                                    $67,624       $52,331
                                                    =======       =======

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable............................   $ 1,707       $ 2,485
     Accrued expenses............................     3,247         1,544
     Deferred revenue............................     6,568         1,046
     Income taxes payable........................     1,607            --
                                                    -------      --------
          Total current liabilities..............    13,129         5,075
                                                    -------      --------
Accrued rent.....................................       217           244
Deferred income taxes............................       326            --
                                                    -------      --------
          Total liabilities......................    13,672         5,319
                                                    -------      --------
Shareholders' equity:
     Common Stock................................    18,727        18,330
     Retained earnings...........................    35,225        28,682
                                                    -------      --------
               Total shareholders' equity........    53,952        47,012
                                                    -------      --------
                                                    $67,624       $52,331
                                                    =======       =======

                            STATE OF THE ART, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)


                                                 Three Months Ended                 Twelve Months Ended
                                           ------------------------------      ------------------------------
                                           December 31,      December 31,      December 31,      December 31,
                                           ------------      ------------      ------------      ------------
                                               1997              1996              1997              1996
                                           ------------      ------------      ------------      ------------
Net revenues............................      $21,008           $15,607           $63,956           $52,046
Cost of revenues........................        4,110             2,731            12,637            10,377
                                              -------           -------           -------           -------
Gross profit............................       16,898            12,876            51,319            41,669

Operating expenses:
     Sales and marketing................        6,865             7,120            24,902            22,246
     Research and development...........        3,406             2,496            12,605            11,610
     General and administrative.........        1,335             1,290             5,996             4,896
                                              -------           -------           -------           -------
Total operating expenses................       11,606            10,906            43,303            38,752
                                              -------           -------           -------           -------
Operating income........................        5,292             1,970             7,816             2,917
Interest income.........................          524               336             1,844             1,381
                                              -------           -------           -------           -------
Income before income taxes..............        5,816             2,306             9,660             4,298
Provision for income taxes..............        1,922               709             3,117             1,406
                                              -------           -------           -------           -------
Net income..............................      $ 3,894           $ 1,597           $ 6,543           $ 2,892
                                              =======           =======           =======           =======
Basic earnings per share................        $0.35             $0.14             $0.59             $0.26
                                              -------           -------           -------           -------
Diluted earnings per share..............        $0.33             $0.14             $0.56             $0.25
                                              =======           =======           =======           =======
Basic shares............................       11,137            11,143            11,158            11,053
                                              -------           -------           -------           -------
Diluted shares..........................       11,778            11,620            11,621            11,674
                                              =======           =======           =======           =======